CORP. AND
  TOFFLERONE CORPORATION

  This memorandum is evidence of an agreement between the parties hereto made as of the 8th day of October 1997.

  1.   PARTIES
  1.1  Global Games Corporation ("Global")
  1.2  Garry L. Jamieson ("Jamieson")
  1.3  Tofflerone Corporation, In trust ("TC")

  NOW THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of $2.00 of lawful money of Canada and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed between the parties hereto as follows:

  2. AGREEMENT 2.1 The parties agree as follows:

  (a) TC hereby subscribes for 60,000,000 common shares of Global (the "Subscription Shares") for a subscription price of $3,000,000.00 Global
  Accepts such subscription for shares of Global and agrees to issue the Subscription Shares to TC or as TC may in writing direct. TC shall satisfy the subscription price for such shares by delivering to Global all of the issued and outstanding shares of Wolf Key Holdings Limited ("Ontario Co."), which shares, Global agrees, after satisfying itself, have a value of $3,000,000.00 (which shares of Ontario Co. are referred to herein as the "Consideration For The Subscription"). Upon receipt of the Consideration For The Subscription, the Subscription shares shall be issued as fully paid ad nonassessable.

  (b) The shares of Global, to the maximum extent permitted, shall be issu4ed under Regulation D., Rule 504 made under sections 4(2) and 3(b) of the Securities Act of 1993 (the "Securities Act"), and the balance of such shares shall be issued using the least restrictive restrictions on resale permitted by the Securities Act, and regulations and rules promulgated thereunder for issuance of shares to a non-US person. Global agrees to prepare and file a registration sttement in respect of this Subscription Shares forthwith after delivery of the Subscription sShares to TC or as TC may in writing direct.

  (c) It is acknowledged and agreed that TC has entered into this agreement as agent and trustee for a num,ber of shareholders of Ontario Co. TC shall deliver to Global a direction as to the names and addresses of the b4eneficial shareholders to whom shares of Global shall be issued pursuant to this agreement.

  (d) Jamieson and Global agree to amend Jamieson's employment agreement with Global as follows: (i) Jamieson's title shall be Chairman of the Executive
  Committee: (ii) Jamieson's compensation shall be amended to provide that such compensation shall be paid from the following sources only:

       (a) from the proceeds of sale of assets contributed by TC to Global;

       (b) from the proceeds of financing for Global raised by Jamieson;

       (c) from the net revenues of Global (revenues minus cost of sales) from sales generated by the sales efforts of Jamieson;

       (e) Jamieson agrees to assume personal responsibility fo the outstanding debts and obligations of Global, and shall pledge a sufficient number of common shares of Global as are required as collateral for a personal loan to be taken out for the purpose of paying in full, or in full and final settlement, alll such debts and obligations.

       (f) Contemporaneously with delivery of the Subscription Shares to TC or as it may direct, the board of directors of Global shall deliver their resignations to Global, to be accepted as and when new directors are elected or appointed in replacements therefor.

  2.2 All references to dollars herein shall be references to lawful currently of the United States of American except where expressly provided to the contrary.

  2.3 Global, TC and Jamieson hereby covenant and agree that for a period of 90 days from the date of this agreement they will not cause, and will use their best efforts to prevent, any reorganization, combination of its outstanding shares into a smaller number of shares, reverse stock split, dividend or distribution on its common stock in shares of common stock, reclassification or other action directly impacting the number of shares of common stock, reclassification or other action directly impacting the number of shares of common stock of Global outstanding, except for the issuance of the Subscription Shares.

  3. REPRESENTATIONS AND WARRANTIES 3.1 Global and Jamieson represent dn warrant that: (a) Global is duly organized and validly subsisting under the laws of the State of Nevada. Global has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is not being conducted and as proposed to be conducted. Global has the requisite corporation and authority to authorize, issue, shall and deliver the common shares of Global subscribed for in this agreement. Global is qualified to do business in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification.

  (b) Global is in good standing under the laws of the State of Nevada, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it. (c) Jamieson is an individual, resident in the State of Minnesota. (d) Jamieson has authority to enter into and complete the contemplated herein. (e) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of Global. This agreement has bene duly executed and delivered by Jamieson and by authorized officers of Global and is a valid and binding agreement on the part of Global and Jamieson that is enforceable against Global and Jamieson in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principals of equity. (f) The common shares of Global to be issued pursuant to this agreement are duly and validly authorized, validly issued and outstanding, fully paid, nonassessable shares and will be free and clear of all pledges, liens, encumbrances and restrictions. (g) All consents, approvals, qualifications, orders and authorizations of, or filings with local, state and federal governmental authorities required on the part of Global in connection with Global's valid execution, delivery or performance of this agreement, the offer, sale, issuance, or delivery of common shares of
  Global, or the performance by Global of its obligations in respect thereof have been obtained and all required filings have been made. (h) The execution, delivery, or performance by Global and by Jamieson of this agreement, or compliance with the terms and provisions hereof, or the consummation of the transactions contemplated hereby will not: (i) contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality; (ii) conflict or be inconsistent with, or result in any breach of any of the terms, covenant, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which Jamieson or Global is a party or by which it may be bound or to which any of the foregoing may be subject; or (iii) violate any provisions of the Articles of Incorporation or by-laws of Global, as amended. (i) The common shares of Global are quoted for trading on the bulletin board OTC. (j) Global is authorized to issue 100 million common shares of Global. There are approximately 32.2 million common shares of Global issued and outstanding. There are approximately 17.6 million non-restricted common shares of Global.
  (k) There are presently subsisting options for 6.2 million common shares of Global at an exercise price of USD$0.13, 3.1 million of such options expire March 30, 1989 and 3.1 million of such options expire August 30, 1989. (l) There are presently subsisting options for 3.3 million common shares of Global at an exercise price of USD$0.50, 1.5 million of such options expire in the year 2000, 1.8 million of such options expire in the year 2005. (m) There are 1,256,082 warrants to acquire 1,256,082 common shares of Global at an exercise price of $0.25/share, expiring June 1, 1998. (n) There are no other subsisting share purchase warrants, options, or other agreements or obligations whereby additional shares of Global could be issued. (o) Except for Global debts that have ben personally guaranteed by certain of its officers and directors and more particularly set out in Schedule "A": to this agreement, Global has no debt. (p) There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of Global's knowledge, threatened against Global, or it properties, assets of business which, if determined adversely, would have a material adverse effect on Global or its properties, assets or business; and neither Global nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit, or other proceeding. (q) The business of Global has been and is being conducted in compliance with applicable law. (r) Global is not in material default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. (s) Global is not in default in any of its regularity filings. (t) Global is not a reporting issuer in the United States. (u) Global has no contingent liabilities, or material
  contracts,   except  for  a  management   agreement   with  Gary  L.  Jamieson
  substantially in the form attached hereto as Schedule "B". For greater certainty, Global has no outstanding obligations, or contingent obligations under a letter agreement with The Fremont Group, L.L.C., dated July 19, 1997, as amended, a copy of which is attached hereto as Schedule "C". (v) Except as provided in this paragraph 3.1, the information contained in the business plan for Global dated April 1997, including the Form 10-k of Global for the fiscal year ended March 31, 1996 as modified by the business plan for Global, dated August 20, 1997, copies of which are attached hereto as Schedule "D", contain an accurate representation of the business and affairs of Global as of the date hereof. There has been no material adverse change in the financial condition or business, assets, or properties of Global since the date of the Form 10-k of Global for the fiscal year ended March 31, 1996, and the unaudited financial statements dated December 31, 1996, contained in the said business plan.

  3.2 TC represents and warrants that:

   (a) Ontario Co. is duly organized and validly subsisting under the laws of the Province of Ontario. Ontario Co. has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted and as proposed to be conducted. Ontario Co. has the requisite corporate power and authority to transfer the shares of Ontario Co. to be transferred to Global pursuant to this agreement.

    (b) There are no subsisting share purchase warrants, options, or other agreements or obligations whereby additional shares of Ontario Co. could be issued.

    (c) TC is incorporated and organized under the laws of the Province of Ontario.

    (d) TC has authority to enter into and complete the transactions by TC contemplated herein.

  4.    GENERAL

  4.1 Each party shall have 30 days from the date of this agreement (the "Due Diligence Period") to conduct such due diligence as such party desires to satisfy itself as to the consideration paid and received by such party and such other matters as such party considers material to its agreement. In the event that any party is not satisfied with the results of its due diligence, it shall give notice in writing to the other parties prior to 6:59 pm local Toronto time on the 30th day after the execution and delivery of this agreement and upon such notice, this agreement shall be null and void, failing which such party shall be deemed to be satisfied with its due diligence.

  4.2 Each of the parties shall make available to the other parties, in the City of Toronto, all corporate and securities information, material contracts, information concerning subsisting litigation, pending and contingent claims against the company, and such other information with respect to the parry as may be requested by such other parties for purposes of conducting due diligence, and not for any other purpose. No party may disclose the existence of this agreement or its terms prior to the expiration of the Due Diligence Period without the prior written consent of the other parties hereto.

  4.3   Time is of the essence of this agreement.

  4.4 The terms of this agreement, and the existence of this agreement are strictly confidential, and shall not be disclosed without the pri9or written consent of all parties to this agreement.

   All information received by a party from another party or its agent during the Due Diligence Period shall be held in strict confidence., and all not be disclosed or used by the party receiving such information, except for purposes of due diligence.

  4.5 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to conflict of laws principals thereof, and in any action to enforce or interpret or arising under any of the provisions of this agreement, the parties expressly agreement to submit to the jurisdiction of any Federal or Provincial court sitting in the Municipality of Metropolitan Toronto, Ontario.

  4.6 Each of the parties agrees to execute and to do all such further document, transfers, assignments or things as may be necessary or desirable to give effect to the agreement contained in this memorandum.

  4.7 This agreement may only be amended by an instrument in writing signed by all parties hereto.

  4.8 This agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

  4.9 The covenants, representations, warranties, agreements, and statements of the respective parties contained herein shall survive the execution, delivery, completion and consummation of the transactions contemplated herein.

  4.10 Any provision of this agreement whcih is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of thisd agrteement snad such provisions shall be deemed severagble lfrom the remaining provisions of this agreementn and any prohibition or unenforceability in any jurisdiction of such provision shall not invalidate or render unenforceable such provision in any other jurisdiction.

  4.11 This agreement shall be binding upon and enure to the benefit of the parties hereto, and their respective officers, directors, shareholders, agents, representative, executors, heirs, affiliates representatives, administrators, predecessors, successors, and assigns.

  4.12 Each of the parties shall pay all of its own expenses (including attorneys' and accountants' fees) in connection with the negotiation, drafting, and performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby (whether consummated or not).

  4.13 In the event that this subscription agreement, or any other documents as may have been delivered to the undersigned in respect of the offering of the Subscription Shares or such other shares (such document, if any, is referred to herein as the Offering Memorandum"), together with any amendments thereto, contains an untrue statement of material fact or omits to state a material fact that is required to be stated or is necessary in order to make an educated investment decision (herein referred to as a ("misrepresentation") and it was a misrepresentation on the date of the investment, TC shall have, subject as hereinafter in this paragraph provided, a right of action, exercisable on written notice to Global given not more than 90 days subsequent to the date of investment, for damages or, while still the owner of the Subscription Shares or such other shares as are offered, for rescission against Global provided that:

   (a) Global  shall not be liable  under this  paragraph  if TC  purchased  the
  Subscription   Shares   or  such   other   shares   with   knowledge   of  the
  misrepresentation;

   (b) in an action for damages, Global is not liable for all or any portion of such damages that it proves do not represent the depreciation in value of the Subscription Shares or such other shares as a result of the misrepresentation;

   (c) in no case shall the amount recoverable under this paragraph exceed the price at which the Subscription Shares or such other sha5re were sold to TC; and

   (d) the rights herein conferred are contractual rights, and are in addition to, and without derogation from, any other right or remedy available at law to TC.

  4.14 This agreement may be executed in counterparts and may be delivered by telecopier transmission and such c9mmunication shall be binding upon the parties so long as such communication is legible in its entirely All executed counterparts shall be construed together and shall constitute one (1) agreement.

  4.15 Each of the parties hereto acknowledges that it has read and understood the terms of this agreement and has obtained, or has waived the need of, such independent legal counsel as such party considers necessary or appropriate.

  IN WITNESS WHEREOF, the parties hererto have hereunto set their hands and seals as of the date first above written.

  SIGNED, SEALED AND DELIVERED       GLOBAL GAMES CORPORATION
  in the presence of:

  /s/ Ruth A. O'Connor               /s/ Garry L. Jamieson

  ---------------------              ------------------------
                                     Per:

  /s/ Ruth A. O'Connor               /s/

  ---------------------              ------------------------

  [STAMP OF NOTARY PUBLIC]           Per:

                                    /s/  Garry L. Jamieson

                                    -------------------------
                                       Garry L. Jamieson

  SIGNED, SEALED AND DELIVERED in the presence of:

  -------------------------